Exhibit 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to use of our report dated July 14, 2000, with respect to the TradeStation Group, Inc. balance sheet included in this Amendment No. 4 to Registration Statement on Form S-4 and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP
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Miami, Florida,
 December 11, 2000.